EXHIBIT 99 - JOINT FILER INFORMATION


  Name:                       Millennium Management, L.L.C.
  Address:                    666 Fifth Avenue, 8th Floor
                              New York, NY 10103

  Designated Filer:           Millenco, L.L.C.

  Issuer & Ticker Symbol:     American Community Newspapers Inc. (CRB)

  Date of Event Requiring
  Statement:                  07/18/2007

  Signature:                  MILLENNIUM MANAGEMENT, L.L.C.

                              By: /s/ David Nolan
                              --------------------------------------------
                              Name:  David Nolan
                              Title: Co-President


  Name:                       Israel A. Englander
  Address:                    c/o Millennium Management, L.L.C.
                              666 Fifth Avenue, 8th Floor
                              New York, NY 10103

  Designated Filer:           Millenco, L.L.C.

  Issuer & Ticker Symbol:     American Community Newspapers Inc. (CRB)

  Date of Event Requiring
  Statement:                  07/18/2007

  Signature:                  /s/ Israel A. Englander by David Nolan
                              pursuant to a Power of Attorney
                              filed with the SEC on June 6, 2005
                              --------------------------------------------
                              Israel A. Englander